
<ARTICLE> 5
<CIK> 0000821026
<NAME> THE ANDERSONS, INC.

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995<F1>
<CASH>                                         5052000
<SECURITIES>                                         0
<RECEIVABLES>                                 92629000
<ALLOWANCES>                                   3514000
<INVENTORY>                                  269930000
<CURRENT-ASSETS>                             371342000
<PP&E>                                       212257000
<DEPRECIATION>                               130395000
<TOTAL-ASSETS>                               458449000
<CURRENT-LIABILITIES>                        309578000
<BONDS>                                       73863000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        840000
<OTHER-SE>                                    66638000
<TOTAL-LIABILITY-AND-EQUITY>                 458449000
<SALES>                                     1092410000
<TOTAL-REVENUES>                            1097730000
<CGS>                                        944176000
<TOTAL-COSTS>                                944176000
<OTHER-EXPENSES>                             129347000
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                            14019000
<INCOME-PRETAX>                               10188000
<INCOME-TAX>                                         0<F2>
<INCOME-CONTINUING>                           10188000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  10188000
<EPS-PRIMARY>                                        0<F3>
<EPS-DILUTED>                                        0

<F1>Merger of The Andersons and The Andersons Management Corp. occurred on January
2, 1996. The Andersons Management Corp concurrently changed its name to The Andersons, Inc. This Financial Data Schedule presents the balance sheet information of The Andersons, Inc. as of the merger date (January 2, 1996) and the income statement information of The Andersons, Inc. for the year ended December 31, 1995 (historical combination of The Andersons and The Andersons Management Corp.). See also Note 1 to The Andersons, Inc. annual report to shareholders for further explanation.
<F2>See Note 3 to The Andersons, Inc. audited financial statement included in the
1995 annual report to shareholders.
<F3>See Note 1 to the audited financial statements included in The Andersons, Inc.
annual report to shareholders.

